EXHIBIT 10.19(d)
FOURTH AMENDMENT TO
OFFICE LEASE AGREEMENT

AZTAR CORPORATION
BILTMORE FINANCIAL CENTER I

     THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is entered into for reference purposes this 19th day of December, 2005, by and between: (a) EAST CAMELBACK ROAD, INC., a Florida corporation, successor-in-interest by assignment and assumption to SFERS Real Estate S Limited Partnership, an Arizona limited partnership (“Landlord”), as landlord; and (b) AZTAR CORPORATION, a Delaware corporation (“Tenant”), as tenant.
RECITALS
     A. This Fourth Amendment is entered into in consideration of the mutual promises, covenants and conditions set forth below, the receipt and sufficiency of which are hereby acknowledged by the parties.
     B. Landlord and Tenant entered into a written Lease and Exhibits A through C thereto dated for reference purposes August 25, 1997, as amended by a written First Amendment to Lease dated for reference purposes May 26, 2000, a written Second Amendment to Lease dated for reference purposes March 7, 2001, and a written Third Amendment to Lease dated for reference purposes August 4, 2003 (collectively, the “Lease”), pertaining to approximately 13,058 rentable square feet of premises identified as Suite 400 (the “Original Premises”), in the office building located at 2390 East Camelback Road, Phoenix, Arizona (the “Building”), commonly known as the “Biltmore Financial Center I”.
     C. The parties now desire to extend the Term of the Lease and expand the Original Premises, as more particularly set forth below, otherwise subject to the terms and conditions set forth in the Lease.
     D. Capitalized terms used in this Fourth Amendment without definition shall have the same meanings given to such terms in the Lease. Upon complete execution of this Fourth Amendment, all of the terms and conditions hereof shall take effect as of the reference date set forth above, unless expressly stated otherwise.
AGREEMENTS
     1. Address of Landlord for Notices. The “LANDLORD’S ADDRESS” set forth on the Reference Page of the Lease, as previously amended, is hereby further amended by deleting the same in its entirety and replacing it with the following:

LANDLORD’S ADDRESS:	c/o Transwestern Commercial Services
2398 East Camelback Road, Suite 280
Phoenix, Arizona 85016
Attention: Property Manager

with a copy to:

Brier & Irish, P.L.C.
2400 E. Arizona Biltmore Circle, Suite 1290
Phoenix, Arizona 85016-2195
Attention: Robert N. Brier, Esq.
     2. Demise. In addition to the Original Premises, Tenant hereby leases from Landlord, and Landlord hereby leases to Tenant, approximately 3,168 rentable square feet of premises located adjacent to the Premises (the “Expansion Space”), subject to all of the terms and conditions set forth in the Lease, as amended and supplemented herein. The Original Premises and the Expansion Space are hereafter collectively referred to as the “Expanded Premises”. A copy of the floor plan depicting the approximate location of the entire Expanded Premises is attached hereto as Exhibit A (Revised) and incorporated herein by this reference. Landlord shall prepare the Expanded Premises for occupancy by Tenant pursuant to the Work Letter attached hereto as Exhibit 1 and incorporated herein by this reference. Tenant acknowledges that Landlord will perform the Landlord Work (as defined in the Work Letter) in the Expanded Premises during business hours and hereby waives and releases any and all claims against Landlord for inconvenience, damage or otherwise arising out of Landlord’s completion of the Landlord Work.
     3. Term. Tenant shall have and hold the entire Expanded Premises for a Term of three (3) full calendar years, plus any partial calendar year at the beginning of said Term (the “Expanded Premises Term”). The Expanded Premises Term shall commence on the date (the “Expanded Premises Commencement Date”) which is the earlier of (i) the date on which Landlord notifies Tenant that the portion of the Landlord Work being completed in the Expansion Space is substantially complete (as defined in the Work Letter) or would have been substantially complete but for any delays caused by Tenant, its agents and employees, or (ii) the date Tenant first occupies the Expansion Space or any portion thereof for the conduct of its business. Promptly following the Expanded Premises Commencement Date, Landlord and Tenant shall enter into a written memorandum specifying the Expanded Premises Commencement Date. The Expanded Premises Term shall end on the last day of the thirty-sixth (36th) full calendar month after the Expanded Premises Commencement Date (the “Expanded Premises Termination Date”), and the “Termination Date” set forth on the Reference Page of the Lease, as previously amended, is further amended by deleting “December 31, 2006” and replacing the same with “the last day of the thirty-sixth (36th) full calendar month after the Expanded Premises Commencement Date, as set forth in the Fourth Amendment to Office Lease Agreement”.

     4. Floor Plan. Effective from and after the Expanded Premises Commencement Date: (a) the premises leased pursuant to the Lease shall be deemed to be the entire Expanded Premises, containing 16,226 rentable square feet in the aggregate; (b) except as otherwise specified herein, all references in the Lease to the “Premises” shall mean the Expanded Premises; (c) Exhibit A (Revised) shall be deemed to fully supersede and replace Exhibit A to the Lease; and (d) all references in the Lease to Exhibit A shall mean Exhibit A (Revised).
     5. Rental Schedule. Effective as of the Expanded Premises Commencement Date, the “Rental Schedule” set forth in Article 39 of the Lease, as previously amended, is further amended by deleting the same in its entirety and replacing it with the following:
          39. RENTAL SCHEDULE.

	Annual	Monthly Installment
Months	Rate Per RSF	of Annual Rent
1 — 12	$25.70	$34,750.68
13 — 24	$28.50	$38,536.75
25 — 36	$29.00	$39,212.83
     6. Base Year. Effective as of the Expanded Premises Commencement Date, the “Base Year (Direct Expenses)” and the “Base Year (Taxes”) set forth on the Reference Page of the Lease, as previously amended, are further amended by deleting “2004” and replacing the same with “2006”.
     7. Tenant’s Proportionate Share. Effective as of the Expanded Premises Commencement Date, the “Tenant’s Proportionate Share” set forth on the Reference Page of the Lease is amended by deleting “6.37%” and replacing the same with “7.92%”.
     8. Parking. Effective as of the Expanded Premises Commencement Date, the first two sentences set forth in Article 40 (“Parking”) of the Lease, as previously amended, are further amended by deleting the same in their entirety and replacing them with the following:
During the Expanded Premises Term, Tenant shall have the right to use and the obligation to pay for a total of thirty-seven (37) parking spaces, as follows: (i) twenty-five (25) reserved parking spaces at $55.00 per month each, plus applicable rental taxes thereon; and, (ii) twelve (12) unreserved parking spaces at $35.00 per month each, plus applicable rental taxes thereon.
     9. No Commissions. Landlord and Tenant represent and warrant to each other that there are no claims for brokerage commissions or finder’s fees in connection with this Fourth Amendment. Landlord and Tenant hereby indemnify each other against and hold each other harmless for, from and against all liabilities arising from any such claims, including any attorneys’ fees and costs incurred by the non-breaching party in connection therewith.
     10. Lease Status. Tenant hereby represents and warrants to Landlord that there are no offsets or credits against rentals nor have any rentals been paid in advance. Further, Tenant agrees that there are no existing claims or causes of action against Landlord arising out of the Lease, nor are there any existing defenses which Tenant has against the enforcement of the Lease by Landlord.
     11. Ratification. It is understood and agreed that the Lease is ratified, affirmed and in full force and effect, and has not been modified, supplemented or amended in any way, except as herein provided. In the event of any inconsistency between the terms of the Lease and this Fourth Amendment, the terms of this Fourth Amendment shall prevail. All references in the Lease to “this Lease” shall be deemed references to the Lease, as modified by this Fourth Amendment.
     12. Authority. The parties and all persons signing for the parties below represent to each other that this Fourth Amendment has been fully authorized and no further approvals are required.
     13. Successors. Subject to the provisions of Article 9 of the Lease, this Fourth Amendment shall be binding on, and inure to the benefit of, the parties hereto and their respective assigns and successors in interest.
     14. Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one entire agreement.
Remainder of Page Intentionally Left Blank

     IN WITNESS WHEREOF, the parties have duly executed this Fourth Amendment as of the day and year set forth below their respective signatures.

LANDLORD: EAST CAMELBACK ROAD, INC., a Florida corporation
By:	/s/ Artlyn Fong
Artlyn Fong
Its: Vice President

Dated: January 5, 2006

TENANT: AZTAR CORPORATION, a Delaware corporation
By:	/s/ Nelson W. Armstrong, Jr.
Nelson W. Armstrong, Jr.
Its: Vice President Administration & Secretary

Dated: December 23, 2005